                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]    Definitive proxy statement.

[ ]    Definitive additional materials.

[ ]    Soliciting material under Rule 14a-12.

                            VINTAGE PETROLEUM, INC.
              --------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
  ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

           --------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           --------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           --------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           --------------------------------------------------------------------

       (5)  Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1)  Amount Previously Paid:
                                    -------------------------------------------
       (2)  Form, Schedule or Registration Statement No.:
                                                           --------------------
       (3)  Filing Party:
                           ----------------------------------------------------
       (4)  Date Filed:
                         ------------------------------------------------------

                            VINTAGE PETROLEUM, INC.
                            110 West Seventh Street
                             Tulsa, Oklahoma 74119

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 8, 2001

To the Stockholders of
  VINTAGE PETROLEUM, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vintage Petroleum, Inc., a Delaware corporation (the "Company"), will be held in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, on Tuesday, May 8, 2001, at 10:00 a.m., local time, for the following purposes:

        1.   To elect two directors to Class II for three-year terms;

        2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for 2001; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 23, 2001, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder; for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.


                                      By Order of the Board of Directors,


                                      William C. Barnes
                                      Secretary

Tulsa, Oklahoma
March 30, 2001

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                            VINTAGE PETROLEUM, INC.
                            110 West Seventh Street
                            Tulsa, Oklahoma  74119

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 8, 2001


                    SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vintage Petroleum, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 8, 2001, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about March 30, 2001, to stockholders of record on March 23, 2001.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice.
If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below and (b) the ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                         STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 23, 2001 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 62,961,966 shares of Common Stock, par value $.005 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent auditor.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation (the "Charter") of the Company provides that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at six. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class II directors, consisting of William L. Abernathy and Bryan H. Lawrence, will expire at the Annual Meeting, and the accompanying proxy solicits your vote for two Class II directors. The terms of the Class III directors and the Class I directors will expire at the annual meeting of stockholders to be held in 2002 and 2003, respectively.

     The Board of Directors has nominated William L. Abernathy and Bryan H. Lawrence, for re-election as directors, each to hold office until the annual meeting of stockholders in 2004 and until his successor is duly elected and qualified, or until the earlier of his death, resignation or retirement. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Abernathy and Lawrence. Should any of the nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

Nominees for Directors

                                   Class II
                            (Term Expires May 2004)

     William L. Abernathy, age 49. Mr. Abernathy has been a Director since October 1999, and an Executive Vice President and Chief Operating Officer of the Company since December 1997. He was Senior Vice President - Acquisitions of the Company from March 1994 to December 1997, Vice President - Acquisitions of the Company from May 1990 to March 1994 and Manager - Acquisitions of the Company from June 1987 to May 1990. From June 1976 to June 1987, Mr. Abernathy was employed by Exxon Company USA, where he served at various times as Senior Staff Engineer, Senior Supervising Engineer and in other engineering capacities, with assignments in drilling, production and reservoir engineering in the Gulf Coast and offshore. He has B.S. and M.S. Degrees in Mechanical Engineering from Auburn University.

     Bryan H. Lawrence, age 58. Mr. Lawrence has been a Director of the Company since January 1987. He is a founder and has been a senior manager of Yorktown Partners LLC, which manages certain investment partnerships, since September 1997. Mr. Lawrence had been employed by Dillon Read & Co. Inc., an investment banking firm ("Dillon Read"), since 1966, serving most recently as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997.
Mr. Lawrence also serves as a Director of Carbon Energy Corporation, D & K Wholesale Drug, Inc., Hallador Petroleum Company and TransMontaigne Oil Company (each a United States public company), Benson Petroleum Ltd. and Cavell Energy Corp. (each a Canadian public company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests including Meenan Oil Co., Inc., PetroSantander Inc., Strega Energy, Inc., Savoy Energy, L.P., Concho Resources Inc, Ricks Exploration, Inc., Athanor Resources, Inc., Camden Resources, Inc. and Crostex Energy Holdings, Inc. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

Directors Continuing in Office

                                   Class III
                            (Term Expires May 2002)

     S. Craig George, age 48. Mr. George has been a Director since October 1991, President of the Company since September 1995 and Chief Executive Officer of the Company since December 1997. He was also Chief Operating Officer of the Company from March 1994 to December 1997, an Executive Vice President of the Company from March 1994 to September 1995 and a Senior Vice President of the Company from October 1991 to March 1994. From April 1991 to October 1991, Mr. George was Vice President of Operations and International with Santa Fe Minerals, Inc., an independent oil and gas company ("Santa Fe Minerals"). From May 1981 to March 1991, he served in various other management and executive capacities with Santa Fe Minerals and its subsidiary,Santa Fe-Andover Oil Company (formerly Andover Oil Company), an independent oil and gas company ("Andover"). From December 1974 to April 1981, Mr. George held various management and engineering positions with Amoco Production Company. He has a B.S. Degree in Mechanical Engineering from the University of Missouri-Rolla.

     Charles C. Stephenson, Jr., age 64. Mr. Stephenson, a co-founder of the Company, has been a Director since June 1983 and Chairman of the Board of Directors of the Company since April 1987. He was also Chief Executive Officer of the Company from April 1987 to March 1994 and President of the Company from June 1983 to May 1990. From October 1974 to March 1983, he was President of Andover, and from January 1973 to October 1974, he was Vice President of Andover. Mr. Stephenson also serves as a Director of AAON, Inc. Mr. Stephenson has a B.S. Degree in Petroleum Engineering from the University of Oklahoma, and has approximately 41 years of oil and gas experience.

                                    Class I
                            (Term Expires May 2003)

     William C. Barnes, age 46. Mr. Barnes, a certified public accountant, has been a Director, Treasurer and Secretary of the Company since April 1987, an Executive Vice President of the Company since March 1994 and Chief Financial Officer of the Company since May 1990. He was also a Senior Vice President of the Company from May 1990 to March 1994 and Vice President - Finance of the Company from January 1984 to May 1990. From November 1982 to December 1983, Mr. Barnes was an audit manager for Arthur Andersen & Co., an independent public accounting firm, where he dealt primarily with clients in the oil and gas industry. He was Assistant Controller - Finance of Andover from December 1980 to November 1982. From June 1976 to December 1980, he was an auditor with Arthur Andersen & Co., where he dealt primarily with clients in the oil and gas industry. Mr. Barnes has a B.S. Degree in Business Administration from Oklahoma State University.

     John T. McNabb, II, age 56. Mr. McNabb has been a Director of the Company since October 1990. He has been Chairman of the Board of Directors of Growth Capital Partners, Inc., an investment and advisory firm in Houston, Texas serving privately held and public middle market companies based in the Southwest, since March 1992. From June 1990 to January 1992, he was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and a director of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation. From September 1984 to June 1990, Mr. McNabb was employed by investment affiliates of The Prudential Insurance Company of America where he provided a wide range of investment banking services and corporate finance expertise to corporate clients. He holds undergraduate and graduate (M.B.A.) degrees from Duke University.

Compensation of Directors

     Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $25,000. Non-employee directors also automatically receive non-qualified stock options under the Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (the "Director Plan"). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock is granted to any new non-employee director on the date of the organizational board meeting (the board meeting immediately following the annual stockholders meeting) at which he or she first serves as a member of the Board of Directors. Each non-employee director also receives annually an option to purchase 1,000 shares of Common Stock on the date of the organizational board meeting next following the date on which such director received an initial option and on the date of each succeeding organizational board meeting during the period of such director's incumbency. The option exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 60,000 shares of Common Stock are available for issuance under the Director Plan. As of March 1, 2001, there were 18,000 shares available for future grants of options under the Director Plan. During fiscal 2000, Messrs. Lawrence and McNabb were each granted an option to purchase 1,000 shares of Common Stock at an exercise price of $22.9375 per share. No options have been exercised under the Director Plan. Non-employee directors are also eligible to receive awards under the Company's 1990 Stock Plan. During fiscal 2000, Messrs. Lawrence and McNabb were each granted an option to purchase 4,000 shares of Common Stock at an exercise price of $19.5625 per share (being the fair market value of the Common Stock on the date of grant) under the Company's 1990 Stock Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

Meetings and Committees of the Board of Directors

     During 2000, the Board of Directors held three meetings. All of the directors were present at each meeting. In addition, the Board of Directors took action 11 times during 2000 by unanimous written consent. The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

     The Audit Committee is composed of Messrs. Lawrence and McNabb. Each of these individuals qualifies as an "independent" director under the current listing standards of the New York Stock Exchange. The Audit Committee has adopted a charter and it is attached to this Proxy Statement as Exhibit A. The Audit Committee annually considers the qualifications of the independent auditor of the Company and the independence of the auditor and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee has considered whether the provisions of the services by Arthur Andersen LLP as described in this Proxy Statement under the caption "All Other Fees" under Proposal Two below is compatible with maintaining the independence of Arthur Andersen LLP. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls. The Audit Committee met three times during 2000. All of the members of the Audit Committee were present at each meeting. The Chairman of the Audit Committee also met once with the independent auditor of the Company. The Audit Committee took action twice during 2000 by unanimous written consent.

     The Compensation Committee is composed of Messrs. Stephenson, Lawrence and McNabb. The Compensation Committee reviews the compensation of officers of the Company and makes recommendations to the Board of Directors regarding such compensation and reviews the Company's executive compensation policies and practices. The Compensation Committee also administers generally the Company's 1990 Stock Plan, except that the Board of Directors administers such Plan with respect to certain matters pertaining to officers and non-employee directors of the Company. The Compensation Committee met once during 2000. All of the members of the Compensation Committee were present at such meeting.

     The Company does not have a standing Nominating Committee. The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company's By-laws provide that the annual meeting of stockholders to be held each year will be on the second Tuesday in May.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 2001. Arthur Andersen LLP has been the independent auditor of the Company since the Company's inception in 1983. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent auditor. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider the appointment.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of Arthur Andersen LLP as independent auditor for 2001.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $257,000.

Financial Information Systems Design and Implementation Fees

     The Company did not engage Arthur Andersen LLP for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $333,670.

                          PRINCIPAL STOCKHOLDERS AND
                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of March 15, 2001, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock,
(b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                Shares
                                             Beneficially      Percentage
Name of Owner or Identity of Group              Owned         of Class(1)
-----------------------------------------  ----------------  -------------
Charles C. Stephenson, Jr.(2)............  10,748,000   (3)      17.1%
Forstmann-Leff Associates, LLC(4)........   3,162,991   (4)       5.0
William C. Barnes........................   1,057,144   (5)       1.7
William L. Abernathy.....................     637,356   (6)       1.0
S. Craig George..........................     563,511   (7)        *
William E. Dozier........................     315,273   (8)        *
Larry W. Sheppard........................     197,477   (9)        *
Bryan H. Lawrence........................      65,900  (10)        *
John T. McNabb, II.......................      37,744  (11)        *
All executive officers and directors as
     a group (13 persons)................  14,523,567  (12)      22.3

--------------------
  * Represents less than 1% of the Common Stock outstanding.

(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within sixty days of March 15, 2001, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)  The stockholder's address is 110 West Seventh Street, Tulsa, Oklahoma
     74119.

(3) Includes (a) 9,737,400 shares held by Stephenson Equity Co., a general partnership controlled by Mr. Stephenson ("SECO"), and (b) 218,800 shares held by the Stephenson Family Charitable Foundation, of which Mr. Stephenson and his wife are co-trustees. Mr. Stephenson and his wife do not have a pecuniary interest in the shares held by the Foundation. Does not include 200 shares owned by Mr. Stephenson's wife. Mrs. Stephenson has full rights of ownership over such shares, including sole voting and investment power. Mr. Stephenson disclaims beneficial ownership of such shares.

     Mr. Stephenson has advised the Company that in 1999 SECO deposited 8,000,000 of the 9,737,400 shares held by SECO (or approximately 12.7% of the Company's issued and outstanding shares of Common Stock at March 15,
     2001) into an investment program offered by Credit Bancorp. SECO retained full beneficial ownership of the shares under the terms of the agreement between SECO and Credit Bancorp and the agreement placed explicit and unequivocal limitations on the transferability or use of the shares. Subsequent to the date of deposit, the Securities and Exchange Commission (the "SEC") began an investigation of Credit Bancorp and obtained an order temporarily restraining Credit Bancorp from making fraudulent offers, sales and purchases of securities in connection with the investment program. The SEC also received a court order freezing the assets of Credit Bancorp, and since then, a receiver has been appointed for Credit Bancorp. Mr. Stephenson has informed the Company that the 8,000,000 shares are subject to the freeze order and that, although none of the 8,000,000 shares have been sold, a substantial portion of these shares have been margined by Credit Bancorp without his consent and in violation of the agreement that SECO entered into with Credit Bancorp. SECO has requested, and has filed a lawsuit against Credit Bancorp requesting, Credit Bancorp to return the shares to SECO, as the rightful owner of the shares. Mr. Stephenson has indicated that certain insurance coverage exists that should be available to cover losses, if any, resulting from the unauthorized activities of Credit Bancorp with respect to the shares and that SECO has filed a notice of claim in the event of any such loss. Mr. Stephenson has further advised the Company that SECO will be able to vote the 8,000,000 shares at the Annual Meeting. The Company cannot predict the effect, if any, that this matter may ultimately have on Mr. Stephenson's ownership of shares of the Company.

(4) Information is as of December 31, 2000, and is based on the Schedule 13G dated February 12, 2001, which was filed by Forstmann-Leff Associates, LLC ("Forstmann"), FLA Asset Management, LLC ("FLA Asset"), FLA Advisers L.L.C. ("FLA Advisers") and Peconic Partners, LLC ("Peconic"), all of whom are registered investment advisers. Their address is 590 Madison Avenue, New York, New York 10022. FLA Asset is a subsidiary of Forstmann. The members of Forstmann's Investment Committee are also the managers of FLA Advisers. FLA Advisers is the parent company of Peconic. Forstmann beneficially owns the 3,162,991 shares, which includes shares beneficially owned by FLA Asset and FLA Advisers. Of these shares, Forstmann has sole voting power over 1,217,760 shares, shared voting power over 1,207,080 shares, sole dispositive power over 1,484,391 shares and shared dispositive power over 1,678,600 shares. FLA Asset has shared voting power over 726,850 shares and shared dispositive power over 1,208,650 shares. FLA Advisers has shared voting and dispositive power over 469,950 shares. Peconic does not have voting or dispositive power over any shares.

(5) Includes 405,050 shares subject to stock options which are currently exercisable at an average exercise price of $12.22 per share, and 4,694 shares held by the Vintage Petroleum, Inc. 401(k) Plan (the "401(k) Plan") and allocated to the account of Mr. Barnes.

(6) Includes 349,604 shares subject to stock options which are currently exercisable at an average exercise price of $12.02 per share, and 9,966 shares held by the 401(k) Plan and allocated to the account of Mr. Abernathy.

(7) Includes 484,070 shares subject to stock options which are currently exercisable at an average exercise price of $12.52 per share, and 11,441 shares held by the 401(k) Plan and allocated to the account of Mr. George.

(8) Includes 245,850 shares subject to stock options which are currently exercisable at an average exercise price of $13.01 per share, and 20,223 shares held by the 401(k) Plan and allocated to the account of Mr. Dozier.

(9) Includes 190,050 shares subject to stock options which are currently exercisable at an average exercise price of $13.87 per share, and 7,427 shares held by the 401(k) Plan and allocated to the account of Mr. Sheppard.

(10) Includes 25,000 shares subject to stock options which are currently exercisable at an average exercise price of $11.64 per share.

(11) Includes 25,000 shares subject to stock options which are currently exercisable at an average exercise price of $11.64 per share.

(12) Includes 2,280,642 shares subject to stock options which are currently exercisable at an average exercise price of $12.84 per share, and 87,665 shares held by the 401(k) Plan and allocated to the accounts of such individuals.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information with respect to the compensation of the Company's Chairman of the Board of Directors, the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 2000, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.

                                                                                Long-Term Compensation
                                                                          ----------------------------------
                                           Annual Compensation                     Awards           Payouts
                                 ---------------------------------------- ------------------------ ---------
                                                                                       Securities
                                                                           Restricted  Underlying  Long-Term
                                                             Other Annual    Stock      Options/   Incentive      All Other
            Name and                    Salary       Bonus   Compensation   Award(s)      SARs      Payouts     Compensation
       Principal Position        Year     ($)        ($)(1)    ($)(2)         ($)        (#)(3)       ($)          ($)(4)
-------------------------------  -----  -------     -------  ------------  ----------  ----------  ---------    ------------
Charles C. Stephenson, Jr.,       2000  200,000         -0-       -0-         -0-          -0-        -0-            -0-
  Chairman of the Board of        1999   50,000(5)      -0-       -0-         -0-          -0-        -0-            -0-
  Directors                       1998   50,000(5)      -0-       -0-         -0-          -0-        -0-            -0-

S. Craig George,                  2000  312,000     124,800       -0-         -0-       80,000        -0-         10,200
  President and Chief             1999  256,250     153,750       -0-         -0-      115,000        -0-          9,600
  Executive Officer               1998  225,000         -0-       -0-         -0-      100,000        -0-          9,600

William C. Barnes,                2000  260,000     104,000       -0-         -0-       65,000        -0-         10,200
  Executive Vice President        1999  220,833     132,500       -0-         -0-       95,000        -0-          9,600
  and Chief Financial Officer     1998  200,000         -0-       -0-         -0-       80,000        -0-          9,600

William L. Abernathy,             2000  208,000      83,200       -0-         -0-       65,000        -0-         10,200
  Executive Vice President        1999  178,417     107,050       -0-         -0-       80,000        -0-          9,600
  and Chief Operating Officer     1998  163,000         -0-       -0-         -0-       70,000        -0-          9,600

William E. Dozier,                2000  192,400      57,720       -0-         -0-       40,000        -0-         10,200
  Senior Vice President-          1999  167,500      67,000       -0-         -0-       65,000        -0-          9,019
  Operations                      1998  155,000         -0-       -0-         -0-       60,000        -0-          9,290

Larry W. Sheppard,                2000  189,000      56,700       -0-         -0-       40,000        -0-          4,253
  Vice President-                 1999  157,833      63,133       -0-         -0-       55,000        -0-          4,143
  International                   1998  142,000         -0-       -0-         -0-       45,000        -0-          4,143

----------------

(1) Represents bonuses awarded under the Company's Discretionary Performance Bonus Program. For additional information regarding this Program, see "Report on Executive Compensation -Discretionary Performance Bonus Program."

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(3) Consists solely of options to acquire shares of Common Stock at exercise prices equal to fair market value on the date of grant.

(4)  Represents Company contributions to the 401(k) Plan.

(5) During 1999 and 1998, Mr. Stephenson was entitled to receive an annual base salary of $100,000 pursuant to his employment agreement with the Company. He has waived this right to receive any unpaid portion of base salary for 1999 and 1998, as the case may be.

Option/SAR Grants In Last Fiscal Year

     The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 2000. The Company has never granted any stock appreciation rights.

                                 Individual Grants
------------------------------------------------------------------------------------
                                 Number of       % of Total                                 Potential Realizable Value
                                 Securities       Options/                                   at Assumed Annual Rates
                                 Underlying         SARs                                         of Stock Price
                                  Options/       Granted to   Exercise                            Appreciation
                                    SARs         Employees       or                             for Option Term(3)
                                  Granted        in Fiscal   Base Price      Expiration      -----------------------
          Name                     (#)(1)           Year      ($/Sh)(2)         Date          5%($)          10%($)
----------------------------     ----------      ----------  ----------      ----------      -------       ---------
Charles C. Stephenson, Jr.           -0-             -0-        -0-             -0-          -0-             -0-
S. Craig George                   80,000(4)          9.5      19.5625          7/5/10      984,220       2,494,207
William C. Barnes                 65,000(4)          7.7      19.5625          7/5/10      799,679       2,026,543
William L. Abernathy              65,000(4)          7.7      19.5625          7/5/10      799,679       2,026,543
William E. Dozier                 40,000(4)          4.7      19.5625          7/5/10      492,110       1,247,103
Larry W. Sheppard                 40,000(4)          4.7      19.5625          7/5/10      492,110       1,247,103

_____________________________

(1) Consists solely of options to acquire shares of Common Stock. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1990 Stock Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of the options and to reprice the options. The Company, however, has never repriced options previously granted. In the event of a Change in Control, as defined in the Company's 1990 Stock Plan, the options become fully exercisable immediately.

(2) The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant.

(3) Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term (10 years from the date of grant), assuming that the Common Stock appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually.

(4) These options become exercisable in full on July 6, 2003. The option exercise price may be paid in cash, by delivery of already-owned shares, or a combination thereof, or, at the discretion of the Compensation Committee, by a promissory note. Tax withholding obligations, if any, related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

     The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2000, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                                                                                        Value of Unexercised
                                Shares                     Number of Securities            In-the-Money
                               Acquired                   Underlying Unexercised       Options/SARs at FY-End
                                  on        Value        Options/SARs at FY-End(#)          ($)(1)(2)
                               Exercise    Realized      --------------------------  --------------------------
               Name              (#)       ($)(1)        Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------------  ---------   ---------      -----------  -------------  -----------  -------------
Charles C. Stephenson, Jr.          -0-      -0-              -0-            -0-          -0-           -0-
S. Craig George                  80,000   1,223,125          437,570        301,450    5,041,761     1,963,700
William C. Barnes                   -0-      -0-             393,550        246,450    4,709,425     1,623,387
William L. Abernathy                -0-      -0-             278,104        221,450    3,189,815     1,396,512
William E. Dozier                   -0-      -0-             184,350        171,450    1,977,375     1,121,200
Larry W. Sheppard                   -0-      -0-             143,550        146,450    1,358,175       959,012

----------------------------

(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2) The closing price for the Common Stock on the New York Stock Exchange on December 31, 2000, the last trading day of the fiscal year, was $21.50.


Employment Agreements and Change
 in Control Arrangements

     The Company has an employment agreement with one of the named executive officers of the Company.

     On January 7, 1987, the Company entered into an employment agreement with Mr. Stephenson, now Chairman of the Board of the Company. The agreement provides for (a) an annual base salary of $100,000, subject to review and adjustment (upwards only) by the Board of Directors, and (b) such other compensation and benefits as determined by the Board of Directors. The initial term of the agreement extended through December 31, 1991, and is automatically extended for additional periods of one year until terminated by either the employee or the Company. The agreement further provides that in the event of termination of the employee's employment prior to expiration of the term of such agreement (a) by the Company for any reason other than death, disability, cause or the employee's material breach of such agreement, or (b) by the employee as a result of a material breach of such agreement by the Company, the employee will be entitled to receive his base salary and other compensation and benefits to which he is entitled for the balance of such term.

     All outstanding awards under the Vintage Petroleum, Inc. 1990 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan. In such event, with certain exceptions, participants will receive cash payments equal to the value of their outstanding awards based on the "change of control price" as defined in such Plan.

Report on Executive Compensation

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program, except that the Board of Directors is generally responsible for administering the Company's 1990 Stock Plan with respect to the executive officers of the Company. During 2000, the Committee was comprised of the two outside directors of the Company (Messrs. Lawrence and McNabb) and the Chairman of the Board of Directors of the Company (Mr. Stephenson). All decisions of the Committee relating to the compensation of the executive officers of the Company are reviewed by the full Board of Directors.

     Overall Executive Compensation Policy. The overall policy of the Company's executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry. The executive compensation program basically consists of three elements: salary, stock options, and, beginning in 1999, a discretionary bonus program tied to annual financial and operating performance targets.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that no publicly-held company shall be permitted to deduct from its income taxes compensation exceeding $1 million paid to its chief executive officer or any of its four other highest paid executive officers unless (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a compensation committee of two or more outside directors, (c) the material terms under which the compensation is paid are disclosed to and approved by the stockholders, and (d) the compensation committee certifies that the performance goals were met. Neither the Committee nor the Company expects this Section to have an impact, or result in the loss of a material deduction, with respect to compensation paid to such executive officers, including stock options granted to such executive officers.

     Salary. The Committee reviews each executive officer's salary annually. The employment agreement of one of the executive officers of the Company sets a minimum salary level for such officer. The Committee believes there is necessarily some subjectivity in setting the salaries of the Company's executive officers and does not follow specific objective performance criteria when setting such salaries. In determining appropriate salary levels for 2000, the Committee primarily considered the individual's past performance, the past performance of the Company and the individual's contribution to that performance. The Committee also considered the executive's level and scope of responsibility, experience, internal equity of the Company's executive compensation program, and the compensation practices of other companies in the oil and gas industry for executives of similar responsibility.

     Discretionary Performance Bonus Program. The Board of Directors has adopted the Vintage Petroleum, Inc. Discretionary Performance Bonus Program.
The purpose of this Program is to enhance stockholder value by providing eligible employees of the Company, including executive officers, with an added incentive to achieve specific annual Company targets and goals. This Program also allows the Company to remain competitive with its peers in attracting and retaining qualified personnel. The targets and goals are approved by the Board of Directors and are intended to be aligned with the Company's mission so that bonus payments are made only if stockholder interests are advanced. In 2000, the Company's executive officers and all other U.S. employees were eligible for cash incentive awards under this Program. Each executive officer of the Company was eligible to earn an individual award expressed as a percentage of base salary paid during the Program year. Executive officer incentive award opportunities varied by level of responsibility. There was no minimum incentive award. The maximum percentage of base salary payable as an incentive award was 40% or 60%, depending on the executive officer's position. Total bonus awards to all eligible employees for a given Program year may not exceed 5% of net income of the Company. Awards may be granted if specified financial and operating performance targets are achieved and/or the Board of Directors determines to grant such bonuses. During 2000, financial and operating performance targets were based on the Company's production, reserves, finding costs, lease operating costs, general and administrative costs, year-end net debt to book capitalization ratio and year-end stock price. Although the 2000 targets were only met in part, the Company reported record financial results for 2000 and set new highs for proved reserves and production. Accordingly, the Board of Directors granted to the executive officers of the Company (and other eligible employees) bonus awards under the Program, albeit at a reduced rate for executive officers (30% or 40% of base salary, depending on an executive officer's position). Once granted, the bonuses to executive officers are generally payable over a two and one half-year period and are subject to forfeiture under certain circumstances. Such bonus payments may also be postponed under certain circumstances.

     Stock Options. The Board of Directors relies heavily upon stock options to compensate the executive officers of the Company. The Board of Directors believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Options granted by the Board of Directors are subject to a vesting schedule and in most instances are not exercisable until after three years from the date of grant. In addition, the exercise price of options granted by the Board of Directors equals the fair market value of the Common Stock on the date of grant. The Board of Directors believes that granting options in this manner aligns the interests of the Company's executives with those of the Company's stockholders since the value of an option bears a direct relationship to the Company's stock price.

     Options granted to executive officers during 2000 were based on the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability and to reward outstanding past individual performance and contributions to the Company.

     CEO Compensation. During 2000, Mr. George served as President and Chief Executive Officer of the Company. His base salary for 2000 and options granted to him during 2000 were determined in the same manner utilized by the Committee and the Board of Directors when determining salaries and option grants for the Company's other executive officers as described above. His bonus for 2000 was granted under the Discretionary Performance Bonus Program described above.
Under this Program, the maximum amount that Mr. George may earn is 60% of his base salary. He was awarded 40% of his base salary for 2000 under this Program.

     Board of Directors             Compensation Committee
     ------------------             ----------------------

     William L. Abernathy           Bryan H. Lawrence
     William C. Barnes              John T. McNabb, II
     S. Craig George                Charles C. Stephenson, Jr.
     Bryan H. Lawrence
     John T. McNabb, II
     Charles C. Stephenson, Jr.

     The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     During 2000, Charles C. Stephenson, Jr., an executive officer of the Company, was a member of the Compensation Committee and participated in deliberations concerning executive officer compensation. The other two members of the Compensation Committee during 2000 were the two outside directors of the Company, Bryan H. Lawrence and John T. McNabb, II.

     Mr. Stephenson is a director of Growth Capital Partners, Inc. and GCP Securities, Inc. Mr. McNabb is an executive officer of these entities.

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing January 1, 1996, and ending on December 31, 2000, with the cumulative total return on the S&P 500 Index and an index of peer companies

(weighted by market capitalization) selected by the Company. Companies in the peer group are as follows: Apache Corporation, Barrett Resources Corporation, Cabot Oil & Gas Corporation, Cross Timbers Oil Company, Devon Energy Corporation, Forest Oil Corporation, Noble Affiliates, Inc., Nuevo Energy Company, Ocean Energy, Inc., Pioneer Natural Resources Company and Pogo Producing Company. Santa Fe Snyder Corporation no longer appears in the peer group because it was acquired by Devon Energy Corporation who continues to appear in the peer group. The comparison assumes $100 was invested on December 31, 1995, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.






               ----      ----      ----      ----      ----      ----
               1995      1996      1997      1998      1999      2000
VINTAGE        $100      $154      $170       $78      $109      $195
S&P 500        $100      $123      $164      $211      $255      $232
PEER GROUP     $100      $142      $124       $69       $85      $169

                           Source: S&P Compustat Services

     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                    Audit Committee
                                    ---------------

                                    Bryan H. Lawrence
                                    John T. McNabb, II

     The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS

     Since January 1, 2000, certain executive officers of the Company have been indebted to the Company in amounts in excess of $60,000 under various notes.
The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding during such period and the interest rates, maturity dates and the outstanding balances of such indebtedness as of March 15, 2001:

                                Largest                    Range of                 Outstanding
                               Amount of                   Maturity                  Balance at
Name                      Indebtedness(1)(2)             Dates of Notes        March 15, 2001 (1)(2)
------------------------  ------------------           ------------------      ---------------------
S. Craig George.........           $  467,054                8/11/01                     $  467,054
William C. Barnes.......            1,125,488           5/11/01 to 5/18/02                  500,689
William L. Abernathy....            1,487,080           4/7/01 to 7/10/02                 1,487,080
William E. Dozier.......              507,737                7/27/02                        507,737
Michael F. Meimerstorf..              444,920                8/12/01                        242,463
Robert E. Phaneuf.......              360,025                8/11/02                        120,008
Martin L. Thalken.......              429,635                2/3/03                         362,893

____________

(1) This indebtedness was incurred to fund the purchase of shares of Common Stock upon exercise of options under the Company's Stock Option Plans and is secured by shares of Common Stock.

(2)  This indebtedness bears interest at Mellon Bank, N.A. prime rate.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2000.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2000, all Section 16(a) filing requirements applicable to its officers, directors and more than 10 percent stockholders were complied with, except that Messrs. Cox and Phaneuf, officers of the Company, each inadvertently reported late one transaction relating to an exercise of an employee stock option.

                                 OTHER MATTERS

Matters Which May Come Before the Annual Meeting

     The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company's By-laws require that for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain a brief description of the business proposed to be brought before the meeting.

Proposals of Stockholders

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 110 West Seventh Street, Tulsa, Oklahoma 74119, on or before November 30, 2001, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

     In accordance with the Company's By-laws, any stockholder who intends to present a proposal at the Company's 2002 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Company with notice of such proposal no later than March 24, 2002, in order for such proposal to be properly brought before the meeting.

                                    By Order of the Board of Directors,



                                    William C. Barnes
                                    Secretary

March 30, 2001
Tulsa, Oklahoma

                                                                       EXHIBIT A

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                            VINTAGE PETROLEUM, INC.


     Purpose. The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements of the Company and the independence and performance of the Company's internal, if any, and external auditors.

     Composition and Independence. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

     Authority. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     Reports.  The Audit Committee shall make regular reports to the Board.

     Functions. The Audit Committee shall perform the following functions. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q. The Chairman of the Audit Committee may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors, if any, or management.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8.   Approve the fees to be paid to the independent auditor.

     9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     12. Obtain from the independent auditor assurance that Section 10A (Audit Requirements) of the Securities Exchange Act of 1934 has not been implicated.

     13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to the letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     16. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements.

     17. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                            VINTAGE PETROLEUM, INC.
[Logo]

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 8, 2001

    The undersigned hereby appoints Charles C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vintage Petroleum, Inc. to be held on the 8th day of May, 2001, at 10:00 a.m., local time, in the Tulsa Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.


            PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
        AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (continued on other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE,   Please mark
THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.                yor votes as
                                                               indicated in [X]
                                                               this example
THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of Directors.
          FOR                    WITHHOLD             Nominees:  Bryan H. Lawrence and William L. Abernathy as Class II Directors.
   all nominees listed to the    AUTHORITY
   right (except as marked       to vote for all      INSTRUCTIONS:  To withhold authority to vote for any individual nominee,
   to the contrary in the        nominees listed      write that nominee's name in the space provided.
   space provided).              to the right.
         [ ]                         [ ]              ____________________________________________________________________________

2. Ratification of Arthur Andersen LLP as independent auditor of the Company for 2001.

          [ ]    FOR                [ ]    AGAINST              [ ]     ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

                                                      __________________________________________________________________________
                                                                                       Signature

                                                       __________________________________________________________________________
                                                                                  Signature if held jointly

                                                       Dated:  ____________________________________________________________, 2001

                                                       Please sign exactly as name appears herein, date
                                                       and return promptly.  When shares are held by
                                                       joint tenants, both must sign. When signing as
                                                       attorney, executor, administrator, trustee or
                                                       guardian, please give full title as such.  If a
                                                       corporation, please sign in full corporate name by
                                                       duly authorized officer and give title of officer.
                                                       If a partnership, please sign in partnership name
                                                       by authorized person and give title or capacity of
                                                       person signing.

